Exhibit (d)(1)(i)(A)(x)

FORM OF AMENDMENT NO. 9

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 9 to the Investment Management Agreement (“Amendment No. 9”), effective as of [ , 2014] between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), as follows:

1.	New Portfolios. Effective , 2014, the Trust hereby appoints FMG LLC as the investment manager of the following new Portfolios:

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

(collectively, the “New Portfolios”)

on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each Portfolio specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect another 12 months beyond August 31, 2013 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolios, the Agreement will continue in effect for two years after the effective date of Amendment No. 9 and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”) by a vote cast in person at a meeting called for the purpose of voting on such approval, and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Name Changes: Effective May 1, 2014, the following Portfolio’s names shall be changed as follows:

Current Name	New Name
EQ/Large Cap Value PLUS	AXA Large Cap Value Managed Volatility
EQ/Large Cap Core PLUS	AXA Large Cap Core Managed Volatility
EQ/Large Cap Growth PLUS	AXA Large Cap Growth Managed Volatility
EQ/International Core PLUS	AXA International Core Managed Volatility
EQ/Global Multi-Sector Equity	AXA Global Equity Managed Volatility
EQ/Mid Cap Value PLUS	AXA Mid Cap Value Managed Volatility
EQ/International Value PLUS	AXA International Value Managed Volatility
EQ/Mutual Large Cap Equity	AXA/Mutual Large Cap Equity Managed Volatility
EQ/Templeton Global Equity	AXA/Templeton Global Equity Managed Volatility
EQ/AXA Franklin Small Cap Value Core	AXA/Franklin Small Cap Value Managed Volatility
EQ/Franklin Core Balanced	AXA/Franklin Balanced Managed Volatility
AXA Tactical Manager 500	AXA 500 Managed Volatility
AXA Tactical Manager 400	AXA 400 Managed Volatility
AXA Tactical Manager 2000	AXA 2000 Managed Volatility
AXA Tactical Manager International	AXA International Managed Volatility
ATM Large Cap	ATM Large Cap Managed Volatility
ATM Mid Cap	ATM Mid Cap Managed Volatility
ATM Small Cap	ATM Small Cap Managed Volatility
ATM International	ATM International Managed Volatility

4.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto; and

5.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

APPENDIX A

FORM OF AMENDMENT NO. 9 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM International Managed Volatility Portfolio
(formerly, ATM International Portfolio)

ATM Large Cap Managed Volatility Portfolio
(formerly, ATM Large Cap Portfolio)

ATM Mid Cap Managed Volatility Portfolio
( formerly, ATM Mid Cap Portfolio)

ATM Small Cap Managed Volatility Portfolio
(formerly, ATM Small Cap Portfolio)

AXA 2000 Managed Volatility Portfolio
(formerly, AXA Tactical Manager 2000 Portfolio)

AXA 400 Managed Volatility Portfolio
(formerly, AXA Tactical Manager 400 Portfolio)

AXA 500 Managed Volatility Portfolio
(formerly, AXA Tactical Manager 500 Portfolio)

AXA International Managed Volatility Portfolio
(formerly, AXA Tactical Manager International Portfolio)

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Short-Term Bond Portfolio

EQ/AllianceBernstein Short Duration Government Bond Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio
(formerly, EQ/AXA Franklin Small Cap Value Core Portfolio)

AXA SmartBeta™ Equity Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Convertible Securities Portfolio

EQ/Core Bond Index Portfolio

EQ/Davis New York Venture Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Energy ETF Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio
(formerly, EQ/Franklin Core Balanced Portfolio)

EQ/Global Bond PLUS Portfolio

AXA Global Equity Managed Volatility Portfolio
(formerly, EQ/Global Multi-Sector Equity Portfolio)

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Portfolio

AXA International Core Managed Volatility Portfolio
(formerly, EQ/International Core PLUS Portfolio)

EQ/International Equity Index Portfolio

EQ/International ETF Portfolio

AXA International Value Managed Volatility Portfolio
(formerly, EQ/International Value PLUS Portfolio)

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

AXA Large Cap Core Managed Volatility Portfolio
(formerly, EQ/Large Cap Core PLUS Portfolio)

EQ/Large Cap Growth Index Portfolio

AXA Large Cap Growth Managed Volatility Portfolio
(formerly, EQ/Large Cap Growth PLUS Portfolio)

EQ/Large Cap Value Index Portfolio

AXA Large Cap Value Managed Volatility Portfolio (formerly, EQ/Large Cap Value PLUS Portfolio)

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/Mid Cap Index Portfolio

AXA Mid Cap Value Managed Volatility Portfolio (formerly, EQ/Mid Cap Value PLUS Portfolio)

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio (formerly, EQ/Mutual Large Cap Equity Portfolio)

EQ/Natural Resources PLUS Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio (formerly, EQ/Templeton Global Equity Portfolio)

EQ/Wells Fargo Omega Growth Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

APPENDIX B

AMENDMENT NO. 9 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter
EQ/Calvert Socially Responsible	0.500%	0.490%	0.480%	0.470%
EQ/Common Stock Index	0.350%	0.340%	0.330%	0.320%
EQ/Core Bond Index	0.350%	0.340%	0.330%	0.320%
EQ/Equity 500 Index	0.250%	0.240%	0.230%	0.220%
EQ/Intermediate Government Bond	0.350%	0.340%	0.330%	0.320%
EQ/International Equity Index	0.400%	0.390%	0.380%	0.370%
EQ/Large Cap Growth Index	0.350%	0.340%	0.330%	0.320%
EQ/Large Cap Value Index	0.350%	0.340%	0.330%	0.320%
EQ/Mid Cap Index	0.350%	0.340%	0.330%	0.320%
EQ/Small Company Index	0.250%	0.240%	0.230%	0.220%

(as a percentage of average daily net assets)
ETF Portfolio	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter
EQ/International ETF	0.400%	0.390%	0.380%	0.370%
EQ/Energy ETF	0.500%	0.490%	0.480%	0.470%
EQ/Low Volatility Global ETF	0.500%	0.490%	0.480%	0.470%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA SmartBeta™ Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AllianceBernstein Dynamic Wealth Strategies	0.750%	0.700%	0.675%	0.650%	0.625%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/Franklin Small Cap Value Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
AXA/Franklin Balanced Managed Volatility	0.650%	0.600%	0.575%	0.550%	0.525%
AXA Global Equity Managed Volatility	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Mutual Large Cap Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
AXAXA/Templeton Global Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Wells Fargo Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Equity Portfolio	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/AllianceBernstein Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Equity Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
AXA International Core Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA International Value Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA Mid Cap Value Managed Volatility	0.550%	0.500%	0.475%	0.450%	0.425%
AXA Large Cap Growth Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Core Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%

AXA Large Cap Value Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Natural Resources PLUS	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Real Estate PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

(as a percentage of average daily net assets)
PLUS Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%
Multimanager Core Bond	0.550%	0.530%	0.510%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $2 Billion	Next $2 Billion	Thereafter
EQ/AllianceBernstein Short-Term Bond	0.450%	0.430%	0.410%
EQ/AllianceBernstein Short Duration Government Bond	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Convertible Securities	0.700%	0.680%	0.660%
EQ/High Yield Bond	0.600%	0.580%	0.560%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
Tactical Portfolios	First $3 Billion	Next $4 Billion	Next $3 Billion	Thereafter
ATM International Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Large Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Mid Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Small Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 2000 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 400 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 500 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA International Managed Volatility	0.450%	0.430%	0.410%	0.400%